EXHIBIT 99.1

SoundBite Communications Reports Fourth Quarter and Fiscal Year 2009 Financial Results

Revenues of $10.6 Million in Fourth Quarter Exceeded Guidance Range

BEDFORD, Mass., Feb. 24, 2010 (GLOBE NEWSWIRE) -- SoundBite Communications, Inc. (Nasdaq:SDBT) today announced its financial results for the fourth quarter and full year ended December 31, 2009. Fourth quarter revenues, computed in accordance with U.S. generally accepted accounting principles (GAAP), were $10.6 million, an increase of 1% sequentially, and essentially flat with the same quarter in 2008. On a GAAP basis, loss per share was $0.04 in the fourth quarter versus loss per share of $0.08 in the same quarter of 2008. On a non-GAAP basis, after excluding non-cash stock compensation expense, loss per share was $0.03 in the fourth quarter compared to $0.06 in the same quarter in 2008.

"I am very pleased with how we completed the year. In the fourth quarter, we exceeded our guidance range for the third consecutive quarter and we continued to benefit from the operational improvements made during the year," stated Jim Milton, president and CEO of SoundBite Communications.  "In the second half of 2009, we developed a comprehensive strategic plan, which we have begun to execute with early success.  SoundBite's strategic vision is driven by the paradigm shifts we see in our market, as companies expand their messaging programs from reactive to proactive customer communications, and consumers increasingly use and rely on mobile devices. As companies incorporate these paradigm shifts into their customer communications, SoundBite is well positioned to offer innovative and cost-effective solutions."

Milton continued, "The fourth quarter was also very productive from a product offering standpoint.  We launched a major release of our SoundBite Engage platform, which included new features enabling automated, interactive text messaging and forms the foundation of our highly anticipated Contact Center Text Messaging Solution.  In addition, we introduced our Preference Management Solution, which allows expanded views of consumer preference data to enable our clients to deliver targeted, relevant proactive communications in the way consumers desire. Based on this tactical groundwork and the strategic accomplishments in 2009, we are optimistic about our future success."

Highlights of the Quarter

  Introduced a Proactive Preference Management Solution Suite™ that enables organizations to capture and manage consumer communication preferences to facilitate more effective, cost-efficient and relevant proactive communications.
  Introduced several new solutions for our vertical clients including the Debit Card Overdraft Opt-In solution, part of its Proactive Marketing Solutions Suite and the H1N1 Flu Notifications Solution, as part of its Proactive Customer Care Solutions Suite.
  Announced the availability of a new release of SoundBite Engage, our intelligent, multi-channel communications platform, which included new mobile messaging features that enable proactive communications and innovative contact center solutions.
  Recognized as one of the fastest growing companies in North America on Deloitte's 2009 Technology Fast 500™.
  Received SAS 70 Type II Auditor's Report and PCI Level 1 Certification.

Quarterly Results

GAAP Results

Gross margin for the fourth quarter of 2009 was 60.8% versus 61.1% in the fourth quarter of 2008. Operating expenses were $7.1 million in the fourth quarter of 2009 and as a percentage of revenues were 67.3% versus 73.6% in the year-earlier period.

Net loss was $704,000 for the fourth quarter of 2009 versus net loss of $1.2 million in the fourth quarter of 2008. Loss per share for the fourth quarter of 2009 was $0.04, versus loss per share of $0.08 in the same quarter of 2008.

Net loss in the fourth quarter of 2009 included stock-based compensation expense of $197,000 and amortization of intangible assets of $30,000. Net loss in the fourth quarter of 2008 included stock-based compensation expense of $260,000, a charge resulting from the impairment of goodwill of $40,000 and amortization of intangibles of $44,000 associated with the Company's acquisition of Mobile Collect (see the included table for a breakdown of stock-based compensation expense by operating statement line item).

Non-GAAP Results

Fourth quarter 2009 non-GAAP net loss per share was $0.03, compared to a non-GAAP net loss of $0.06 per share for the same period in 2008.  Non-GAAP net loss computations exclude stock compensation expense. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included with the financial tables at the end of this release.

Full-Year 2009 Results

GAAP Results

For full-year 2009, revenues were $40.2 million, down 7% from revenues of $43.2 million in 2008. Gross margin for the full year 2009 was 60.4% versus 61.4% in 2008. Operating expenses were $28.4 million or 70.6% of revenues, versus $33.4 million or 77.2% of revenues in 2008.

Net loss for 2009 was $4.0 million versus a net loss of $1.3 million in 2008. Loss per share for the full year 2009 was $0.25 versus a loss per share of $0.09 for the full year 2008. Net loss for the full year 2009 included stock-based compensation expense of $977,000, amortization of intangibles of $126,000 associated with the Company's acquisition of Mobile Collect, and a charge resulting from the impairment of goodwill of $121,000. This compares to the net loss for the full year 2008 which included stock-based compensation expense of $858,000, amortization of intangibles of $145,000 associated with the Company's acquisition of Mobile Collect, a charge resulting from the impairment of goodwill of $248,000, and $2.7 million from a settlement payment (net of related litigation expense) from litigation with Universal Recovery Systems.

Non-GAAP Results

On a non-GAAP basis, loss per share for the full year 2009 was $0.19 versus a loss per share of $0.20 in 2008. Non-GAAP net loss computations exclude stock compensation expense and the settlement payment (net of related litigation expense) from litigation with Universal Recovery Systems. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included with the financial tables at the end of this release.

First Quarter and Full Year 2010 Guidance

Based on information available as of February 24, 2010, SoundBite is issuing guidance for the first quarter and full year 2010 as follows:

For the first quarter of 2010, SoundBite currently projects revenues in the range of $9.5 million to $10.0 million and gross margin in the range of 58% to 59%. Operating expenses are expected to be approximately $7.3 million. The projection for operating loss is in the range of $1.3 million to $1.7 million, or a loss per share of $0.08 to $0.10 for the first quarter of 2010.

The projection for adjusted non-GAAP operating loss is in the range of $1.0 million to $1.4 million, or an adjusted net loss per share of $0.06 to $0.08. Adjusted net loss per share estimates exclude the effects of estimated stock-based compensation expense of approximately $300,000 and amortization of intangibles of $30,000 associated with the Company's acquisition of Mobile Collect and assume a basic weighted share count of approximately 16.5 million shares for the first quarter of 2010. SoundBite expects capital expenditures to be approximately $450,000 and depreciation expense to be approximately $550,000.

For the full year 2010, SoundBite currently projects revenue to be in the range of $42.5 million to $44.0 million, or approximately 6% to 10% growth over full year 2009. It estimates that gross margin will be in the range of 59% to 60%. Operating expenses are expected to be approximately $29.0 million to $30.0 million. The projection for full year 2010 operating loss is in the range of $3.0 million to $4.5 million, with a loss per share range of $0.18 to $0.27. The Company expects to exit the year with positive operating income.

On an adjusted non-GAAP basis, full year operating loss is projected to be $2.0 million to $3.5 million, with adjusted loss per share in the range of $0.12 to $0.21. Adjusted loss per share estimates exclude the effects of estimated stock-based compensation expense of approximately $1.3 million and amortization of intangibles of $100,000 associated with the Company's acquisition of Mobile Collect and assume a basic weighted share count of approximately 16.5 million shares for the full year 2010. SoundBite expects capital expenditures to be approximately $2.0 million and depreciation expense to be approximately $2.0 million.

Webcast and Teleconference Information

The Company will host a conference call today at 5:00 p.m. ET to discuss its financial results.  A live and archived webcast of the event will be available at http://ir.soundbite.com/events.cfm. A live dial-in is available domestically at 877-874-1567 and internationally at 719-325-4789. A replay of the call will be available two hours after the live call until 11:59 p.m. ET on March 12, 2010 and can be accessed by dialing 888-203-1112 for domestic callers and 719-457-0820 for international callers and entering passcode 5632401.

Non-GAAP Measures

To supplement its statements of operations information presented in accordance with GAAP, SoundBite uses a non-GAAP measure for loss per share. In order for investors to be better able to compare its current results with those of previous periods, SoundBite has shown a reconciliation of GAAP to non-GAAP financial measures. This reconciliation adjusts the GAAP loss per share to exclude stock compensation expense. SoundBite believes the presentation of this non-GAAP financial measure enhances investors' overall understanding of SoundBite's historical financial performance. The presentation of non-GAAP loss per share is not meant to be considered in isolation or as a substitute for SoundBite's financial results prepared in accordance with GAAP, and SoundBite's non-GAAP financial measure may be different from non-GAAP financial measures used by other companies.

About SoundBite Communications

SoundBite Communications is a leading provider of on-demand, multi-channel proactive customer communications solutions designed to transform the way organizations communicate throughout the customer lifecycle to build trusted, lifelong and profitable relationships. Clients can leverage SoundBite's proactive customer communications offering and expertise in designing, executing and optimizing communications strategies to engage in relevant customer interactions that deliver long-term business value. Visit SoundBite.com for more information.

Forward-Looking Statement

This is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this press release, including statements made under "First Quarter and Full Year 2010 Guidance," are based upon SoundBite's historical performance and its current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by SoundBite, its management or any other person that the future plans, estimates or expectations contemplated by SoundBite will be achieved. These forward-looking statements represent SoundBite's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and SoundBite disclaims any obligation to update the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including: slower than anticipated development of the market for automated voice messaging services; defects in SoundBite's platform; disruptions in its service or errors in its execution; discontinued or decreased use of SoundBite's service by its clients, which are not subject to minimum purchase requirements for any reason, including market conditions and regulatory developments; and the occurrence of events adversely affecting the collection agencies industry or in-house collection departments, which account for a significant portion of SoundBite's revenues. These and other factors, including the factors set forth under the caption "Item 1A. Risk Factors" of Part II in SoundBite's quarterly report on Form 10-Q for the quarterly period ended September 30, 2009, as filed with the Securities and Exchange Commission on November 6, 2009, could cause SoundBite's performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

SoundBite is a registered service mark of SoundBite Communications, Inc.

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenues	$ 10,609	$ 10,655	$ 40,183	$ 43,211
Cost of revenues (1)	4,159	4,141	15,899	16,695
Gross profit	6,450	6,514	24,284	26,516
Operating expenses:
Research and development (1)	1,442	1,316	5,628	5,151
Sales and marketing (1)	3,909	4,475	14,784	17,974
General and administrative (1)	1,791	2,006	7,836	9,977
Impairment of goodwill	0	40	121	248
Total operating expenses	7,142	7,837	28,369	33,350
Operating loss	(692)	(1,323)	(4,085)	(6,834)
Other income:
Interest income	4	137	70	936
Gain on litigation settlement	--	--	--	4,600
Total other income	4	137	70	5,536
Loss before provision for income taxes	(688)	(1,186)	(4,015)	(1,298)
Provision for income taxes	16	21	16	21
Net loss	$ (704)	$ (1,207)	$ (4,031)	$ (1,319)

Net loss per common share:
Basic and Diluted	$ (0.04)	$ (0.08)	$ (0.25)	$ (0.09)
Weighted average common shares outstanding:
Basic and Diluted	16,309,252	15,488,738	15,961,491	15,369,089

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Cost of revenues	$ 1	$ 10	$ 22	$ 33
Research and development	25	25	101	85
Sales and marketing	25	127	352	403
General and administrative	146	98	502	337
	$ 197	$ 260	$ 977	$ 858
SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	December 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$ 36,322	$ 37,425
Accounts receivable, net of allowance for doubtful accounts of $152 at
December 31, 2009 and $218 at December 31, 2008	6,878	6,641
Prepaid expenses and other current assets	1,344	1,221
Total current assets	44,544	45,287
Property and equipment, net	2,789	4,276
Goodwill	213	--
Intangible assets, net	79	205
Other assets	129	62
Total assets	$ 47,754	$ 49,830

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 973	$ 464
Accrued expenses	3,212	3,158
Total current liabilities	4,185	3,622

Non-current liabilities:
Other liabilities	537	454
Total liabilities	4,722	4,076

Stockholders' equity:
Common stock, $0.001 par value -75,000,000 shares authorized; 16,506,730 and 15,701,644 shares issued at December 31, 2009 and 2008; 16,311,345 and 15,506,259 shares outstanding at December 31, 2009 and 2008	17	16
Additional paid-in capital	68,011	66,703
Treasury stock, at cost -195,385 shares at December 31, 2009 and December 31, 2008	(132)	(132)
Accumulated other comprehensive loss	(72)	(72)
Accumulated deficit	(24,792)	(20,761)
Total stockholders' equity	43,032	45,754
Total liabilities and stockholders' equity	$ 47,754	$ 49,830
SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended
	December 30,
	2009	2008
Cash flows from operating activities:
Net loss	$ (4,031)	$ (1,319)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	2,486	3,205
Amortization of intangible assets	126	145
Provision for doubtful accounts	33	42
Stock-based compensation	977	858
Impairment of goodwill	121	248
Loss (gain) on disposal of equipment	25	(20)
Change in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	(270)	626
Prepaid expenses and other current assets	(123)	86
Other assets	(67)	87
Accounts payable	370	85
Accrued expenses and other liabilities	59	(267)
Net cash provided by operating activities	(294)	3,776
Cash flows from investing activities:
Proceeds received from sale of equipment	--	28
Cash paid related to acquisition of business	(256)	(651)
Purchases of property and equipment	(885)	(1,528)
Net cash used in investing activities	(1,141)	(2,151)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	332	126
Net cash provided by financing activities	332	126
Net (decrease) increase in cash and cash equivalents	(1,103)	1,751
Cash and cash equivalents, beginning of period	37,425	35,674
Cash and cash equivalents, end of period	$ 36,322	$ 37,425

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$ 20	$ 46
Supplemental disclosure of non-cash investing activities:
Property and equipment, included in accounts payable	$ 139	$ 4
Contingent cash payment to Mobile Collect included in accrued expenses	$ 118	$ 40
SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and EPS
( in thousands except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
GAAP net loss	$ (704)	$ (1,207)	$ (4,031)	$ (1,319)
Stock Compensation Expense	$ 197	$ 260	$ 977	$ 858
URS litigation settlement	-	-	-	(4,600)
URS litigation expense	-	-	-	1,932
Non-GAAP net loss	$ (507)	$ (947)	$ (3,054)	$ (3,129)

Non-GAAP net loss per common share
Basic & Diluted	$ (0.03)	$ (0.06)	$ (0.19)	$ (0.20)

Weighted average common shares used in computing Non-GAAP net loss per common share:
Basic & Diluted	16,309,252	15,488,738	15,961,491	15,369,089

(SDBT: F)

CONTACT:  SoundBite Communications
          IR Contact:
          Lynn Ricci
            781-897-2696
            lricci@SoundBite.com
          Media Contact:
          Marie Ruzzo
            781-897-2632
            mruzzo@SoundBite.com